EXHIBIT 11.1

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                                  EXHIBIT 11.1

                          PRE-PAID LEGAL SERVICES, INC.
                 Statement re Computation of Per Share Earnings
                       (In 000's except per share amounts)



                                                            Six Months Ended
                                                                 June 30,
                                                              1998     1997
BASIC EARNINGS PER SHARE:

Computation for Statement of Income
-----------------------------------
Earnings:
Net income applicable to common stockholders (a)............ $12,556   $ 8,329
                                                             =======   =======

Shares:
-------
Weighted average shares outstanding, (net of 747 shares of
  treasury stock) disregarding exercise of options
   or conversion of preferred stock.........................  22,422    21,935
                                                             =======   =======

Earnings per common share (a)............................... $   .56   $   .38
                                                             =======   =======




DILUTED EARNINGS PER SHARE:

Computation for Statement of Income
-----------------------------------
Earnings:
Net income applicable to common stockholders (a)............ $12,556   $ 8,329
                                                             =======   =======

Shares:
-------
Weighted average shares outstanding, (net of 747 shares of
  treasury stock) disregarding exercise of options
   or conversion of preferred stock.........................  22,422    21,935
Assumed dilutive conversion of preferred stock..............      80       113
Assumed exercise of options and warrants based on the
  treasury stock method using average market price..........     432       408
                                                             -------   -------
Weighted average number of shares, as adjusted..............  22,934    22,456
                                                             =======   =======

Earnings per share - assuming dilution (a).................. $   .55   $   .37
                                                             =======   =======




(a) These amounts agree with the related amounts in the statements of income.


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                                  EXHIBIT 11.1
                                   (continued)

                          PRE-PAID LEGAL SERVICES, INC.
                Statement re Computation of Per Share Earnings
                     (In 000's except per share amounts)



                                                            Three Months Ended
                                                                 June 30,
                                                              1998     1997
BASIC EARNINGS PER SHARE:

Computation for Statement of Income
-----------------------------------
Earnings:
Net income applicable to common stockholders (a)............ $ 6,722   $ 4,351
                                                             =======   =======

Shares:
Weighted average shares outstanding, (net of 747 shares of
  treasury stock) disregarding exercise of options
  or conversion of  preferred stock.........................  22,431    22,071
                                                             =======   =======

Earnings per common share (a)............................... $   .30   $   .20
                                                             =======   =======




DILUTED EARNINGS PER SHARE:

Computation for Statement of Income
-----------------------------------
Earnings:
Net income applicable to common stockholders (a)............ $ 6,722   $ 4,351
                                                             =======   =======

Shares:
Weighted average shares outstanding, (net of 747 shares of
  treasury stock) disregarding exercise of options
   or conversion of preferred stock.........................  22,431    22,071
Assumed dilutive conversion of preferred stock..............      80       108
Assumed exercise of options and warrants based on the
  treasury stock method using average market price..........     414       336
                                                             -------   -------
Weighted average number of shares, as adjusted..............  22,925    22,515
                                                             =======   =======

Earnings per share - assuming dilution (a).................. $   .29   $   .19
                                                             =======   =======



(a) These amounts agree with the related amounts in the statements of income.